UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): January 23, 2019

THE GORMAN-RUPP COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or other jurisdiction of Incorporation)

1-6747	34-0253990
(Commission File Number)	(IRS Employer Identification No.)
600 South Airport Road, Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

(419) 755-1011
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2019, James C. Gorman and W. Wayne Walston each notified The Gorman-Rupp Company (the “Company”) of their intent not to stand for re-election as Directors at the Company’s 2019 Annual Meeting of Shareholders scheduled in April, at which time their respective terms as Directors will expire.  Following the conclusion of his term as a Director, Mr. Gorman plans to continue his involvement with the Company in a non-executive officer capacity.  Neither Mr. Gorman’s nor Mr. Walston’s decision not to stand for re-election was the result of any disagreement with management or the Board.

Item 7.01   REGULATION FD DISCLOSURE.

On January 25, 2019, the Company issued a press release announcing the notification by each of James C. Gorman and W. Wayne Walston that they will not stand for re-election at the Company’s 2019 Annual Meeting of Shareholders scheduled in April.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit 99.1 News Release dated January 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

	By	/s/ Brigette A. Burnell
Brigette A. Burnell
Vice President, General Counsel and
Corporate Secretary

January 25, 2019